INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Providential Holdings, Inc. on Form S-8, of our reports dated November 28, 2001, appearing on Form 10-KSB of Providential Holdings, Inc. for the year ended June 30, 2001.


/s/  Kabani & Company, Inc.


Fountain Valley, California
April 24, 2002